EXHIBIT 2.10
Reinstatement and Amendment Agreement
     This Reinstatement and Amendment Agreement (this “Agreement”) is entered into as of June 23, 2006, by and among Global Water, Inc. (fka Global Water Resources, Inc.), a Delaware corporation (“GWI”), the parties identified in Exhibit A attached hereto (the “Director Shareholders”) and the parties identified in Exhibit B attached hereto (the “Additional Shareholders” and, together with the Director Shareholders, the “Shareholders”).
Recitals
     A. GWI and the Shareholders were parties to that certain Stock Purchase Agreement dated as of March 9, 2006 (the “Purchase Agreement”), pursuant to which GWI agreed to purchase, and the Shareholders agreed to sell, 100% of the issued and outstanding common stock (the “Shares”) of West Maricopa Combine, Inc., an Arizona corporation (“WMC”).
     B. Pursuant to written notification from GWI’s counsel to WMC’s counsel, dated June 6, 2006, GWI terminated the Purchase Agreement.
     C. GWI and the Shareholders now desire to reinstate the Purchase Agreement and to make certain amendments to the Purchase Agreement as set forth herein.
     D. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Purchase Agreement.
Agreement
     1. Reinstatement. GWI and the Shareholders hereby reinstate and incorporate by reference the Purchase Agreement, as amended by this Agreement. As amended hereby, the parties agree that the Purchase Agreement is, from and after the date hereof, again in full force and effect, notwithstanding its earlier termination.
     2. Closing. The closing of the sale and purchase of the Shares (the “Closing”) will take place at 10:00 A.M. local time on the later of the Shareholder Execution Date (as defined below) or July 7, 2006, at the offices of Burch & Cracchiolo, P.A., or at such other time and place as GWI and the Director Shareholders may agree, but in no event shall the Closing occur later than July 31, 2006, unless GWI and all of the Shareholders agree to such later date. The Closing shall be effective as of the Closing Date. The “Closing Date” shall mean the day that the Initial Payment is paid.
     3. Earnest Money. Within ten (10) business days after execution of this Agreement by GWI and all of the Director Shareholders, GWI will deposit $1,000,000 in immediately available funds (the “Deposit”) in escrow with First American Title Company. The Deposit will be fully refundable to GWI until such time as all of the Shareholders have executed counterpart signature pages to this Agreement (the “Shareholder Execution Date”). Upon the Shareholder Execution Date, the entire amount of the Deposit, together with any interest accrued thereon, will become nonrefundable to GWI and will be immediately released and paid to either WMC on behalf of the Shareholders, or to an escrow or paying agent if one has been designated pursuant to Section 10 below, in either case to be held pending disbursement to the Shareholders. If this Agreement is terminated prior to the Shareholder Execution Date or if the Shareholder Execution Date does not occur on or before July 6, 2006, the entire amount of the Deposit, together with any interest accrued thereon, will be returned to GWI.
     4. Purchase Price. The Purchase Price shall continue to be $60,000,000, but the payment terms will be as follows: (a) the Deposit of $1,000,000 will be applied against the Purchase Price; (b) the Initial Payment is hereby reduced to $17,500,000, to be paid in immediately available funds on the Closing Date; and (c) an additional payment of $5,000,000 will be made by GWI to the Shareholders in immediately available funds on the first anniversary of the Closing Date (the “Additional Payment”); and (d) the total Growth Premium will be $36,500,000, to be paid annually as set forth in Section 2.3.4 of the Purchase Agreement, but with the final installment described therein being increased to $12,500,000 for the year ended December 31, 2011.
     5. Security for the Additional Payment and Growth Premiums. As security for GWI’s obligation to pay the Additional Payment and the Growth Premium, on the Closing Date, GWI will post, for the benefit of the Shareholders, either a third party revolving guarantee in the amount of $6,000,000 from an entity the Director Shareholders approve prior to the Closing Date or an irrevocable letter of credit in the amount of $6,000,000 from GWI’s primary bank, in either case in form and substance acceptable to the Director Shareholders.
     7. Closing Conditions. GWI and the Shareholders hereby waive all of the conditions precedent set forth in Article 5 of the Stock Purchase Agreement, except those set forth in Sections 5.2.6 and 5.3.2, which will not occur until the Closing Date. Notwithstanding the foregoing, and as a condition of closing, all representations and warranties of the parties in the Stock Purchase Agreement shall be true and correct as of the Closing Date (as provided in sections 5.2.2 and 5.3.1) including, but not limited to, sections 5.2.3, 5.2.4, 5.2.5 and 5.2.7. If, following the Closing, the improvement liens and/or assessments relating to tax parcels 504-40-015D (or the portion thereof belonging to WMC or one of its subsidiaries, which is expected to be 504-40-015E), 504-40-025G and 504-41-001C are finally determined to be in excess of a reasonable and ratable allocation as compared to the entire subdivision/parcel of which such parcel is a part and the benefits realized by such parcels resulting from the improvements that are the subject of such assessments are not reasonable in light of the allocated assessment amount, as defined as being greater than $50,000 per parcel, then the amount of such assessment in excess of a pro rata allocation will constitute a “Loss” for which GWI will be entitled to seek indemnification from the Shareholders pursuant to Article 7 of the Purchase Agreement.
     8. Employee Compensation. GWI agrees that following the Closing Date, it will not, and will not cause or permit WMC to, reduce the compensation (including bonuses) to be paid to WMC’s employees during the year ended December 31, 2006, as set forth in Exhibit A attached hereto.
     9. Termination. Notwithstanding anything in Article 6 of the Purchase Agreement to the contrary, this Agreement and the Purchase Agreement may be terminated only as follows: (a)

2

at any time by mutual agreement of the parties; (b) by GWI or by the Director Shareholders, on behalf of all of the Shareholders, upon written notice of a material breach of this Agreement or the Purchase Agreement by the other party(ies) unless such breach has been cured within ten (10) days after such notice; (c) by GWI or by the Director Shareholders, on behalf of the Shareholders, upon written notice to the other party(ies) if the Closing has not occurred by July 31, 2006, unless such later date as may be agreed to by all of the Shareholders pursuant to Section 2 above and GWI; or (d) by GWI if the Shareholder Execution Date has not occurred on or before July 6, 2006. Upon termination of this Agreement for any reason, the Purchase Agreement will also be automatically terminated.
     10. Shareholder Representative. The parties agree that in lieu of a Shareholder Representative, as described in Section 9.4 of the Purchase Agreement, the Shareholders may elect to engage, at GWI’s expense, not to exceed $3500/year, a third party to act as an escrow agent or paying agent for purposes of disbursing the Additional Payment and Growth Premiums and disseminating any communications from GWI to the Shareholders. If an agent is appointed, and GWI is notified in writing of such appointment, GWI agrees to deliver all subsequent Additional Payment and Growth Premiums and communications to such agent for disbursement and delivery to the Shareholders.
     11. Purchase Agreement. Except as expressly amended by this Agreement, all of the terms and conditions of the Purchase Agreement will continue in full force and effect. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and this Agreement, the terms of this Agreement will control. The terms of the Purchase Agreement, as amended hereby, are incorporated by reference. All references in the Purchase Agreement to the “Agreement” shall be deemed to refer to the Purchase Agreement, as amended by this Agreement.
     12. Counterparts. This Agreement may be executed in several counterparts, in original form or by electronic facsimile, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.
* * *
Signatures follow.

3

In Witness Whereof, the parties have executed this Reinstatement and Amendment Agreement as of the date first written above.

Global Water, Inc.
By:	/s/ Trevor Hill
Trevor Hill, President & CEO

4

WEST MARICOPA COMBINE, INC.
Stockholder Responses
Reinstatement Agreement on 6/23/06
6/30/06 5:00 PM

		% TOTAL	% of Signature	Reinstatement	Stockholder
		SHARES	Pages Received	Page	Letter Page
1	Amster	0.311%	0.311%	Y	Y
2	Amndt, Fred	0.203%
3	Baer, Joan	0.245%	0.245%	Y	Y
4	Baer Trust	5.225%	5.226%	Y	Y
5	Chinal, Aroon	0.035%	0.035%	Y	Y
6	EGGLUFTSTEIN	1.122%	1.122%	Y	Y
7	Emmerson	1.900%	1.900%	Y	Y
8	FINKELSTEIN	0.311%	0.311%	Y	Y
9	Kaplan, Robert	1.283%	1.283%	Y	Y
10	Kasser	2.629%	2.629%	Y	Y
11	Kasser Trust	0.188%	0.188%	Y	Y
12	Kasser KC Limited Co	1.224%	1.224%	Y	Y
13	Kasser — Holualoa	6.612%	6.612%	Y	Y
14	Kasser Jr.	0.979%	0.979%	Y	Y
15	Kasser, Violet	0.979%	0.979%	Y	Y
16	Kauffman	0.035%	0.035%	Y	Y
17	Kelly	1.697%	1.697%	Y	Y
18	King Trust	0.251%	0.251%	Y	Y
19	King III Investments	2.991%	2.991%	Y	Y
20	KOVARIK	2.243%	2.243%	Y	Y
21	Schneider, Brian	2.579%	2.579%	Y	Y
22	Love Trust	1.288%	1.288%	Y	Y
23	Manthos	0.251%	0.251%	Y	Y
24	Mark, Rueben	3.258%	3.258%	Y	Y
25	Messing, Andrew	0.035%	0.035%	Y	Y
26	Mihlik, John	5.000%	5.000%	Y	Y
27	OGNJANOVICH	0.997%	0.997%	Y	Y
28	Perlman	0.035%	0035%	Y	Y
29	Piccinati Family Trust	23.469%	23.469%	Y	Y
30	Piccinati	3.980%	3.980%	Y	Y
31	Sherry	20.131%	20.131%	Y	Y
32	SODERSTROM	0.444%	0.444%	Y	Y
33	SUTPHIN	0.068%	0.068%	Y	Y
34	Swanky	1.286%	1.286%	Y	Y
35	TANG, CRAIG	0.051%	0.051%	Y	Y
36	TANG, DENISE (now Hirakawa)	0.068%	0.068%	Y	Y
37	Tang, Dick	0.608%	0.608%	Y	Y
38	Tang, Dick IRA	1.701%	1.701%	Y	Y
39	Tang, Dick & Shirley	1.701%	1.701%	Y	Y
40	TANG, DOUG	0.068%	0.068%	Y	Y
41	TANG, KEITH — KST	0.051%	0.051%	Y	Y
42	TANG, LANG trust	1.134%	1.134%	Y	Y
43	TANG, SUZANNE (now Wong)	0.068%	0.068%	Y	Y
44	TANG, SAM — Jasam Mgmt	1.134%	1.134%	Y	Y
45	TANG, SCOTT — SKT	0.051%	0.051%	Y	Y
46	TANG, TAMI	0.051%	0.051%	Y	Y
47	TAUBE	0.035%	0.035%	Y	Y
		100.0%	99.80%

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: june 26, 2006

Approved: TRUST FBO BARBARA AMSTER U/W RICHARD A. LEVIN, Assignor
/s/ Douglas H. Amster, Trustee
DOUGLAS H. AMSTER, Trustee

/s/ Barbara L. Amster, Trustee
BARBARA L. AMSTER, Trustee

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: July 7, 2006

Approved: THE ARNDT FAMILY TRUST, DATED MAY 1, 1985, Assignor
/s/ Frederick E. Arndt, Trustee
FREDERICK E. ARNDT, Trustee

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: June 26, 2006

Approved: JOAN RICH BAER, Assignor
/s/ Joan Rich Baer
JOAN RICH BAER, Assignor

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: June 26, 2006

Approved: JOAN RICH BAER, INC. Pension Plan, Assignor
/s/ Joan Rich Baer
JOAN RICH BAER, Trustee

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/27/06

Approved: AROON CHINAI, Assignor
/s/ Aroon Chinai
AROON CHINAI, Assignor

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/27/06

Approved: EGGLUFTSTEIN TRUST, dated January 1, 1994 Assignor
/s/ Colleen Manley (Illegible)
COLLEEN MANLEY, Co-Trustee

West Maricopa Combine, inc.
FAX 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/30/06

Approved: EMERSON ENTERPRISES, INC. RETIREMENT TRUST, Assignor
/s/ Craig Emerson
CRAIG EMERSON, Trustee

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/26/06

Approved: TRUST FBO JANICE L. MURRAY U/W RICHARD A. LEVIN, Assignor
/s/ Michael O. Finkelstein
MICHAEL O. FINKELSTEIN, Trustee

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/26/06

Approved: UBS FINANCIAL AS CUSTODIAN FOR ROBERT B. KAPLAN
/s/ Robert B. Kaplan
ROBERT B. KAPLAN, Assignor

West Maricopa Combine, Inc.
FAX 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/27/06

Approved: I. MICHAEL KASSER, Assignor
/s/ I. Michael Kasser
I. MICHAEL KASSER, Assignor

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/27/06

Approved: KASSER CHARITABLE REMAINDER UNITRUST, Assignor
/s/ I. Michael Kasser
I. MICHAEL KASSER, Trustee

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/27/06

Approved: KC LIMITED COMPANY, an Arizona corporation Assignor
/s/ I. Michael Kasser
I. MICHAEL KASSER, Member

West Maricopa Combine, Inc.
FAX 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/27/06

Approved: HOLUALOA ARIZONA, INC, an Arizona corporation Assignor
/s/ I. Michael Kasser
I. MICHAEL KASSER, President

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/27/06

Approved: MICHAEL KASSER, JR. TRUST Assignor
/s/ Michael Kasser
MICHAEL KASSER, Trustee

West Maricopa Combine, Inc.
FAX 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/29/06
Approved:
VIOLET KASSER TRUST
Assignor

/s/ I. Michael Kasser
I. MICHAEL KASSER, Trustee

West Maricopa Combine, Inc.
FAX 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/24/06
Approved:
RICHARD B. KAUFFMAN Assignor

/s/ Richard B. Kauffman
RICHARD B. KAUFFMAN Assignor

West Maricopa Combine, Inc.
FAX 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6-26-06
Approved:
PAMELA GUTHRIE KELLY,
(FKA PAMELA GUTHRIE SMITH)
(AKA PAMELA SMITH-KELLY)
Assignor

/s/ Pamela Guthrie Kelly
PAMELA GUTHRIE KELLY,
(FKA PAMELA GUTHRIE SMITH) (AKA PAMELA SMITH-KELLY) Assignor

West Maricopa Combine, Inc.
FAX 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 06/27/06
Approved:
KING’S TRUST, dated May 17, 1984
Assignor

/s/ Everett L. King
EVERETT L. KING, Trustee

West Maricopa Combine, Inc.
FAX 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/27/06
Approved:
KING INVESTMENT LIMITED
PARTNERSHIP, an Arizona Limited Partnership
Assignor

/s/ Everett L. King III
EVERETT L. KING III, General Partner

West Maricopa Combine, Inc.
FAX 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/25/06
Approved:
BSSK TRUST, dated October 1, 1989
Assignor

/s/ Brian Schneider
BRIAN SCHNEIDER, Co- Trustee

/s/ Susan Kovarik
SUSAN KOVARIK, Co- Trustee

West Maricopa Combine, Inc.
FAX 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/25/06
Approved:
THE BRIAN M. SCHNEIDER, MD, PC
IRA ROLLOVER

/s/ Brian M. Schneider
BRIAN M. SCHNEIDER, Assignor

West Maricopa Combine, Inc.
FAX 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6-26-06
Approved:
LOVE FAMILY LIMITED PARTNERSHIP,
an Arizona limited partnership
Assignor

/s/ Gano Love
GANO LOVE, Trustee of the
Trust, General Partner

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: June 24 2006

Approved: DIMITRI MANTHOS, Assignor
/s/ Dimitri Manthos
DIMITRI MANTHOS, Assignor

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/28/06

Approved: REUBEN MARK, Assignor
/s/ Reuben Mark
REUBEN MARK, Assignor

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6-29-06

Approved: ANDREW MESSING, Assignor
/s/ Andrew Messing
ANDREW MESSING, Assignor

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/23/06

Approved: J. JOHN MIHLIK Assignor

/s/ J. John Mihlik
J. JOHN MIHLIK Assignor

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 26 June 2006

Approved: FRANCES MANTHOS OGNJANOVICH, Assignor
/s/ Frances Manthos Ognjanovich
FRANCES MANTHOS OGNJANOVICH,
Assignor

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/26/06

Approved: MICHAEL PERLMAN Assignor
/s/ Michael Perlman
MICHAEL PERLMAN Assignor

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 2006 June 26

Approved: THE PICCINATI FAMILY TRUST dated December 11, 1972, as amended Assignor
/s/ Arthur J. Piccinati
ARTHUR J. PICCINATI, Managing Trustee

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 2006 June 26

Approved: THE ARTHUR J. PICCINATI TRUST, dated November 1, 1978, as amended Assignor
/s/ Arthur J. Piccinati
ARTHUR J. PICCINATI, Trustee

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/26/2006

Approved: THE SHERRY FAMILY TRUST Assignor
/s/ Phillip Michael Sherry
PHILLIP MICHAEL SHERRY, Co-Trustee

/s/ Betty Jane Sherry
BETTY JANE SHERRY, Co-Trustee

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: June 29, 06

Approved: THE HELENA S. SODERSTROM TRUST Assignor
/s/ Helena S. Soderstrom
HELENA S. SODERSTROM, Trustee

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6-26-06

Approved: JAYNELL S. SUTPHIN Assignor
/s/ Jaynell S. Sutphin
JAYNELL S. SUTPHIN Assignor

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowledging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6.26.06

Approved: OLLIE SWANKY, Assignor
/s/ Ollie Swanky
OLLIE SWANKY, Assignor

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/25/06
Approved:
THE CMT TRUST, DATED JANUARY 1,
1985, AS AMENDED
Assignor

/s/ Craig C. Tang
CRAIG C. TANG, Trustee

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/26/06
Approved:
DENISE MARYE TANG, Assignor

/s/ Denise Marye Tang
DENISE MARYE TANG, Assignor

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6-26-06
Approved:
DICK C. TANG FAMILY TRUST
DATED JANUARY 1, 1977
Assignor

/s/ Dick C. Tang
DICK C. TANG, Co- Trustee

/s/ Shirley Tang
SHIRLEY TANG Co- Trustee

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6-26-06
Approved:
CHARLES SCHWAB AS CUSTODIAN
FOR THE DICK C. TANG IRA
Assignor

/s/ Dick C. Tang
DICK C. TANG, Assignor

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, inc.
Dated: 6-26-06
Approved:
CHARLES SCHWAB AS CUSTODIAN
FOR THE SHIRLEY TANG IRA
Assignor

/s/ Shirley Tang
SHIRLEY TANG, Assignor

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/25/06
Approved:
DOUGLAS EUGENE TANG Assignor

/s/ Douglas Eugene Tang
DOUGLAS EUGENE TANG Assignor

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/24/06
Approved:
KST TRUST, DATED JANUARY 1, 1985,
AS AMENDED
Assignor

/s/ Keith S. Tang
KEITH S. TANG, Trustee

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/25/06
Approved:
THE LANG FAMILY TRUST, DATED
JUNE 1, 1976, AS AMENDED
Assignor

/s/ Lang C. Tang
LANG C. TANG, Co-Trustee

/s/ Mary J. Tang
MARY J. TANG, Co-Trustee

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase agreement with Global Water, Inc.
Dated: 6-27-06

Approved: SUZANNE MARYE TANG, Assignor
/s/ Suzanne Marye Tang
SUZANNE MARYE TANG, Assignor

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/24/06

Approved: JASAM MANAGEMENT CORPORATION PENSION PLAN, dated December 30,1983, Assignor
/s/ Sam C. Tang
SAM C. TANG, Trustee

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated June 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6-24-06

Approved: SKT TRUST, DATED JANUARY 1, 1985, AS AMENDED Assignor
/s/ Scott C. Tang
SCOTT C. TANG, Co-Trustee

/s/ Karen I. Tang
KAREN I. TANG, Co-Trustee

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement And Amendment Agreement dated june 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/24/06
Approved:
TJET TRUST, DATED JANUARY 1,
1985, AS AMENDED
Assignor

/s/ Tami Tang,
TAMI TANG, Trustee

West Maricopa Combine, Inc.
Fax 602-224-5455
Please sign and date below acknowleging and agreeing to the attached Reinstatement and Amendment Agreement dated june 23, 2006 detailing Changes to the Stock Purchase Agreement with Global Water, Inc.
Dated: 6/24/06

Approved: LYNN TAUBE, Assignor
/s/ Lynn Taube
LYNN TAUBE, Assignor